As filed with the United States Securities and Exchange Commission on January 3, 2022

Registration No. 333-257962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIC CAPITAL ACQUISITION CORP.*

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28/F CITIC Tower

1 Tim Mei Avenue

Central, the Hong Kong Special Administrative Region of the People’s Republic of China

+852-3710-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Truitt Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

(302) 731-1612

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200	Kevin K. Rooney Karen Elizabeth Deschaine Sale Kwon Rowook Park Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the business combination described in the enclosed proxy statement / prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share security	Proposed maximum aggregate offering price	Amount of registration fee
Common stock(2)(3)	34,500,000	$9.89(4)	$341,205,000.00(4)	$37,225.47
Redeemable warrants(2)(5)	21,320,000	$1.01(6)	$21,533,200.00(6)	$2,349.27
Common stock(2)(7)	99,315,075	$9.89(4)	$982,226,091.75(4)	$107,160.87
Total			$1,344,964,291.75	$146,735.60(8)

(1)

Immediately prior to the consummation of the Merger described in the proxy statement / prospectus forming part of this registration statement (the “proxy statement / prospectus”), CITIC Capital Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“CCAC”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which CCAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by CCAC (after the Domestication), the continuing entity following the Domestication, which will be renamed “Quanergy Systems, Inc.” (“Quanergy PubCo”), as further described in the proxy statement / prospectus. As used herein, “Quanergy PubCo” refers to CCAC after the Domestication, including after such change of name.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The number of shares of common stock of Quanergy PubCo being registered represents the number of Class A ordinary shares of a par value of US$0.0001 each of CCAC that were registered pursuant to the Registration Statement on Form S-1 (333-236006) (the “IPO Registration Statement”) and offered by CCAC in its initial public offering (the “CCAC public shares”). The CCAC public shares will be automatically converted by operation of law into shares of common stock of Quanergy PubCo in the Domestication (“Quanergy PubCo public shares”).

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of CCAC (the company to which Quanergy PubCo will succeed following the Domestication) on the NYSE on July 15, 2021 ($9.89 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)

The number of redeemable warrants to acquire shares of common stock of Quanergy PubCo being registered represents the number of redeemable warrants to acquire CCAC public shares that were registered pursuant to the initial public offering registration statements referenced in note (3) above and offered by CCAC in its initial public offering (the “CCAC public warrants”). The CCAC public warrants will be automatically converted by operation of law into redeemable warrants to acquire shares of common stock of Quanergy PubCo in the Domestication (“Quanergy PubCo public warrants”).

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of CCAC (the company to which Quanergy PubCo will succeed following the Domestication) on the NYSE on July 15, 2021 ($1.01 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)

The number of shares of common stock of Quanergy PubCo being registered represents the sum of: (a) 72,160,025 shares of Quanergy PubCo common stock to be issued in connection with the Merger described herein;and (b) the product of (i) 1,024,365 shares of Quanergy common stock reserved for issuance upon the exercise of options to purchase Quanergy common stock outstanding as of September 30, 2021 and that may be issued after such date pursuant to the terms of the Merger Agreement as amended on June 28, 2021 and further amended on November 14, 2021 and December 26, 2021 (collectively, the “Merger Agreement”) described herein, which will convert into options to purchase shares of Quanergy PubCo common stock in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of 3.9501 shares of Quanergy PubCo common stock for each share of Quanergy common stock; (c) the product of (i) 3,165,302 shares of Quanergy common stock reserved for issuance upon the exercise of warrants to purchase Quanergy common stock outstanding as of September 30, 2021 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into warrants to purchase shares of Quanergy PubCo common stock in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of 3.9501 shares of Quanergy PubCo common stock for each share of Quanergy common stock (d) the product of (i) 2,684,460 shares of Quanergy common stock reserved for issuance upon the exercise of restricted stock units outstanding as of September 30, 2021 and that may be issued after such date pursuant to the terms of the Merger Agreement described herein, which will convert into the right to receive an issuance of shares of Quanergy PubCo common stock in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of 3.9501 shares of Quanergy PubCo common stock for each share of Quanergy common stock.

(8)	Previously paid.

* Prior to the consummation of the Merger described herein, the Registrant intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the Registrant’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. All securities being registered will be issued by CITIC Capital Acquisition Corp. (after its domestication as a corporation incorporated in the State of Delaware), the continuing entity following the Domestication, which will be renamed “Quanergy Systems, Inc.”

CCAC is not a Chinese operating company but a blank check company incorporated on September 9, 2019 as a Cayman Islands exempted company incorporated with limited liability with its office located in Hong Kong for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and following the Domestication, will be renamed as Quanergy Systems, Inc. and domesticated as a corporation incorporated in the State of Delaware. See “Risk Factors – Risks if the Domestication and the Business Combination are not consummated - Because CCAC is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.”

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-4 (Registration No. 333-257962), initially filed on July 16, 2021 and subsequently amended by Amendment No.1 to No.6, with Amendment No.6 filed on January 3, 2022 (this “Registration Statement”) is being filed solely to amend Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment No. 7 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules.

(a)    Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
2.1†*	Agreement and Plan of Merger, dated as of June 21, 2021, by and among the Registrant, CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (included as Annex A to the proxy statement / prospectus).

2.2*	First Amendment to Agreement and Plan of Merger, dated as of June 28, 2021, by and among the Registrant, CITIC Capital Merger Sub Inc., and Quanergy Systems, Inc. (included as Annex B to the proxy statement / prospectus).

2.3*	Second Amendment to Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Registrant, CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc (included as Annex C to the proxy statement / prospectus)

2.4*	Third Amendment to Agreement and Plan of Merger, dated as of December 26, 2021, by and among the Registrant, CITIC Capital Merger Sub Inc. and Quanergy Systems, Inc. (included as Annex Q to the proxy statement / prospectus)

2.5*	Form of Plan of Domestication.

3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39463), filed with the SEC on February 13, 2020).

3.2*	Form of Certificate of Incorporation of Quanergy Systems, Inc., to become effective upon completion of the Domestication (included as Annex K to the proxy statement / prospectus).

3.3	Form of Bylaws of Quanergy Systems, Inc., to become effective upon completion of the Domestication (included as Annex J to the proxy statement / prospectus).

3.4*	Form of Certificate of Domestication of the Registrant.

4.1*	Warrant Agreement, dated February 10, 2021, between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39463), filed with the SEC on February 13, 2020).

4.2*	Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-240378), filed with the SEC on August 4, 2020).

4.3*	Specimen common stock Certificate of Quanergy Systems, Inc.

5.1*	Opinion of White & Case LLP as to the validity of the securities being registered.

8.1*	Opinion of White & Case LLP regarding certain federal income tax matters.

10.1*	Sponsor Support Agreement, dated June 21, 2021, by and among the Registrant, CITIC Capital Acquisition LLC and Quanergy Systems, Inc. (included as Annex D to this proxy statement / prospectus).

Exhibit Number	Description

10.2*	Support Agreement, dated June 21, 2021, by and among the Registrant, Quanergy Systems, Inc., and certain other stockholders of Quanergy Systems, Inc. (included as Annex E to the proxy statement / prospectus).

10.3*	Form of Subscription Agreement, by and between the Registrant and the subscriber party thereto (included as Annex N to the proxy statement / prospectus).

10.4*	Form of Amended and Restated Registration Rights Agreement, by and among Quanergy Systems, Inc. and the holders party thereto (included as Annex F to the proxy statement / prospectus).

10.5*	Share Purchase Agreement, dated December 12, 2021, between CCAC, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (included as Annex O to the proxy statement / prospectus).

10.6*	Registration Rights Agreement, dated December 12, 2021, between CCAC, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd. (included as Annex P to the proxy statement / prospectus).

10.7+*	Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(a)+*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(b)+*	Form of International Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(c)+*	Form of Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(d)+*	Form of PRC Resident Incentive Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(e)+*	Form of Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.7(f)+*	Form of International Nonstatutory Stock Option Agreement under the Quanergy Systems, Inc. Amended 2013 Stock Incentive Plan, as amended.

10.8+*	Quanergy Systems, Inc. Amended and Restated Retention Plan.

10.9+*	Form of Quanergy Systems, Inc. 2022 Equity Incentive Plan (included as Annex H to the proxy statement / prospectus).

10.9(a)*	Form of Stock Option Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan.

10.9(b)*	Form of Restricted Stock Unit Agreement under the Quanergy Systems, Inc. 2022 Equity Incentive Plan

10.10+*	Form of Quanergy Systems, Inc. 2022 Employee Stock Purchase Plan (included as Annex G to the proxy statement / prospectus).

10.11*	Form of Warrant to Purchase Common Stock.

10.12*	Warrant to Purchase Common Stock, dated June 21, 2021, issued to Sensata Technologies, Inc.

10.13*	Letter Agreement, dated February 10, 2020, by and among the Registrant, its executive officers and directors and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.14*	Investment Management Trust Agreement, dated February 10, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

Exhibit Number	Description

10.15*	Registration Rights Agreement, dated February 10, 2020, by and between the Registrant and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.16*	Private Placement Warrants Purchase Agreement, dated February 10, 2020, by and between the Registrant and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.17*	Administrative Services Agreement, dated February 10, 2020, by and between the Registrant and CITIC Capital Acquisition LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-39222), filed with the SEC on February 13, 2020).

10.18+*	Offer letter by and between Quanergy Systems, Inc. and Tianyue Yu dated January 9, 2013.

10.19+*	Retention letter by and between Quanergy Systems, Inc. and Tianyue Yu dated September 27, 2018.

10.20+*	Offer letter by and between Quanergy Systems, Inc. and Enzo Signore dated June 11, 2019.

10.21+*	Amended Offer letter by and between Quanergy Systems, Inc. and Patrick Archambault dated August 1, 2019.

10.22+*	Offer letter by and between Quanergy Systems, Inc. and Kevin Kennedy dated March 14, 2020.

10.23+*	Offer letter by and between Quanergy Systems, Inc. and Bradley James Sherrard dated October 14, 2020.

10.24+*	Form of Quanergy Systems, Inc. Indemnification Agreement.

10.25*	Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017.

10.26*	Addendum A to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated July 12, 2017.

10.27*	Addendum B to Standard SubLease Multi-Tenant Lease by and between Infortrend Corporation and Quanergy Systems, Inc., dated January 25, 2018.

21.1*	List of Subsidiaries of the Registrant.

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of the Registrant.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm of Quanergy Systems, Inc. and its subsidiaries.

23.3*	Consent of White & Case LLP (included as part of Exhibit 5.1 hereto).

23.4*	Consent of White & Case LLP (included as part of Exhibit 8.1 hereto).

24.1*	Power of Attorney (included on signature page to the proxy statement / prospectus which forms part of this registration statement).

99.1*	Form of Preliminary Proxy Card.

101.INS*	XBRL Instance Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

Exhibit Number	Description

101.CCAC*	XBRL Taxonomy Extension Schema Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

†

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant hereby agrees to furnish a copy of any omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.
*	Previously filed.

statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering’s by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

6.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in this Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of January, 2022.

CITIC CAPITAL ACQUISITION CORP.

By:	/s/ Fanglu Wang
Name: Fanglu Wang
Title: Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Fanglu Wang Fanglu Wang	Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2022

* Eric Chan	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 3, 2022

* Henri Arif	Director	January 3, 2022

* Ross Haghighat	Director	January 3, 2022

* Mark Segall	Director	January 3, 2022

* By:	/s/ Fanglu Wang
Fanglu Wang Attorney-in-fact